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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

ASSOCIATES TO ACQUIRE ARCADIA FINANCIAL LTD.

ACQUISITION WILL ENHANCE ORIGINATION, RISK MANAGEMENT CAPABILITIES OF EXISTING BUSINESS.

DALLAS, Nov. 15, 1999 - Associates First Capital Corporation (NYSE:AFS) and Arcadia Financial Ltd. (NYSE:AAC) today announced that they have reached an agreement for The Associates to acquire Arcadia, an automobile finance company serving nearly 500,000 customers with originations of over $1.8 billion during the first three quarters of 1999. Arcadia shareholders will receive $4.90 in cash per share, plus a residual value obligation, which will participate in cash flows in excess of agreed-upon amounts released from Arcadia's existing securitization transactions. At $4.90 per share, the cash portion of the purchase price is approximately $200 million. The acquisition, subject to approval by Arcadia's shareholders and certain regulatory approvals, is expected to close during the first quarter of 2000.

Arcadia is a leading U.S. independent automobile finance company that has relationships with over 7,000 dealers. The company serves non-prime credit customers and will become part of The Associates auto finance business, which currently serves more than 250,000 customers, and originated more than $750 million in the first three quarters of 1999.

"This acquisition is an excellent opportunity for The Associates. Arcadia's operations are complementary to our existing auto finance business. Our key strengths - broad diversification, conservative management and a strong balance sheet - will, when combined with Arcadia, produce an industry leader," said Keith W. Hughes, chairman and chief executive officer of The Associates.

(more)

The Associates to Acquire Arcadia Financial Ltd.

November 15, 1999

Page 2

Arcadia's relationships with large franchise dealers will enhance the Associates' existing business and provide national scope for its auto finance operations. In addition, Arcadia's risk management programs and best-in-industry technology systems serve as a platform for enhanced performance in the Associates' underwriting and collection functions.

"The acquisition of Arcadia by a company of the quality of The Associates is a tremendous result for all of our shareholders, debt holders, employees and customers. The Associates will provide capital and financial flexibility to take Arcadia's business to the next level," said Richard Greenawalt, chief executive officer of Arcadia.

J.P. Morgan served as exclusive financial advisor to Arcadia.


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Associates First Capital Corporation, established in 1918, is a leading diversified finance company providing consumer and commercial finance, leasing, insurance and related services worldwide. The Associates has operations in the United States and 13 international markets. Headquartered in Dallas, it is the largest publicly traded finance company, based on total market capitalization. For more information, visit the Associates Web site at www.theassociates.com.

Arcadia Financial Ltd. is a Minneapolis-based consumer financial services company specializing in purchasing, selling and servicing retail installment contracts for new and used automobiles originated in 45 states. The company, founded in 1990, is the nation's largest independent provider of automobile financing. Its Regional Buying Centers are located in Arizona; northern and southern California; Colorado; Florida; Georgia; Maryland; Massachusetts.

The Associates to Acquire Arcadia Financial Ltd.
November 15, 1999
Page 3

Minnesota; Missouri: New York; North Carolina; Tennessee, north south and west Texas; and Washington.

THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS. THE FACTORS, WHICH MAY CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM EXPECTATIONS, ARE DISCUSSED IN THE FORM 10-K FOR THE YEAR ENDED DEC. 31, 1998, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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ASSOCIATES CONTACT INFORMATION

News Media:             David Sandor
                        972-652-7569
                        E-mail: david_sandor@afcc.com

                        Diane Coffman
                        972-652-4472
                        E-mail:  diane_coffman@afcc.com

Investors:        Jim McArdle
                  972-652-7294
                  E-mail:  james_mcardle@afcc.com

ARCADIA CONTACT INFORMATION

Investors:        Scott Fjellman
                  612-944-4582
                  E-mail: fjelsr@arcadisfin.com